Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 33-31978, 33-71390, 33-86672, 333-17979, 333-38891, 333-59177, 333-42054, 333-56736, 333-69264, 333-69266 and
333-101835) and Form S-3 (Registration No. 333-38893) of our report dated March 14, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.




/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
April 17, 2003